Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 15, 2025, except for Note 3 as to which the date is September 12, 2025, with respect to the financial statements of Banzai International, Inc. for the years ended December 31, 2024 and 2023 included in the Annual Report on Form 10-K. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Marcum LLP

Marcum LLP

Marlton, New Jersey

February 3, 2026